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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-KA*

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2004

                               CONOLOG CORPORATION

                Exact Name of Registrant as Specified in Charter)

          Delaware                       08174                  52-0853566
          --------                       -----                  ----------

(State or Other Jurisdiction          (Commission              (IRS Employer
of Incorporation)                      File No.)             Identification No.)

5 Columbia Road, Somerville, New Jersey                            08876
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code: (212) 440-1500

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* This amendment is being filed to amend the 8-KA that was filed by Conolog Corporation on October 5, 2004






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Item 4.01 Changes in Registrant's Certifying Accountant.

         On September 13, 2004, Rosenberg Rich Baker Berman & Company resigned and provided written notice to Conolog Corporation (the "Company"), that the auditor-client relationship had ceased. On September 17, 2004 the Company filed a Form 8-K wherein it stated:

              "The reports of Rosenberg Rich Baker Berman & Company ("Rosenberg Rich Baker") on the consolidated financial statements of the Company and its subsidiaries for the Company's last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty or audit scope or accounting principles.

              The decision to resign was made by Rosenberg Rich Baker and, accordingly, no action was taken by the Company's audit committee to recommend or approve this change of accountants.

              During the Company's two most recent fiscal years and the subsequent interim period through September 13, 2004, there were no disagreements between the Company and Rosenberg Rich Baker on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which, if not resolved to Rosenberg Rich Baker's satisfaction, would have caused Rosenberg Rich Baker to make reference to the subject matter of the disagreements in its report on the Company's financial statements for such periods.

              In addition, during the Company's two most recent fiscal years and the subsequent interim period through September 13, 2004, Rosenberg Rich Baker did not advise the Company that: (i) internal contracts necessary to develop reliable financial statements did not exist; (ii) information has come to Rosenberg Rich Baker's attention which made it unwilling to rely on management's representations or unwilling to be associated with the financial statements prepared by management; or that (iii) the scope of the audit should be expanded significantly, or information has come to the attention of Rosenberg Rich Baker that it has concluded will, or if further investigated might, materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent audited financial statements and the issue was not resolved to the satisfaction of Rosenberg Rich Baker prior to its resignation or dismissal.

              The Company has requested that Rosenberg Rich Baker furnish it with a letter addressed to the Securities and Exchange Commission





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              stating whether agrees with the above statements and if not stating the respects in which it does not agree."

         A copy of the Rosenberg Rich Baker letter is attached hereto as
Exhibit 16.1.

         As of September 21, 2004, the Company engaged Bagell, Josephs & Company, L.L.C. ("Bagell Josephs") as the independent accountant for the Registrant to audit the Company's financial statements. Prior to engaging the new accountant, neither the Registrant nor any one on the Company's behalf consulted with the new accountant on any matter except to ascertain whether the accountant had the time and resources to accept the Company as a new client.

Forward-Looking Information

         Certain matters discussed in this report may constitute forward-looking statements under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as "believe," "anticipate," "expect," "intend," "plan," "will," "may," "should," "estimate," "predict," "guidance," "potential," "continue," or the negative of such terms or other similar expressions, identify forward-looking statements. Such statements are based on our current expectations. The timing of events may differ significantly from those discussed in the forward-looking statements as a result of various factors, including but not limited to, the timing of our selection of an independent registered accounting firm. The Company undertakes no obligation to update any forward-looking statement to reflect events after the date of this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

16.1     Letter from Rosenberg Rich Baker Berman & Company dated September 20,
         2004


                                   SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           CONOLOG CORPORATION


                                           By: /s/ Robert Benou
                                               -------------------------
                                               Robert Benou
                                               Chief Executive Officer
Dated: October 25, 2004